Exhibit 99.1

News Release

FIS Reports Strong Third Quarter 2024 Results and Raises Full-Year Outlook

•Third quarter GAAP Diluted EPS of $0.45 increased 7% over the prior-year period
•Adjusted EPS of $1.40 increased 49% over the prior-year period
•Revenue increased 3% on a GAAP basis and 4% on an adjusted basis to $2.6 billion
•Repurchased $500 million of shares in the third quarter
•Raises low-end of revenue and adjusted EBITDA full-year outlook and raises adjusted EPS full-year outlook
JACKSONVILLE, Fla., November 4, 2024 - FIS® (NYSE:FIS), a global leader in financial technology, today reported its third quarter 2024 results.

“We delivered another strong quarter of financial outperformance, and are once again raising our full-year outlook,” said FIS CEO and President Stephanie Ferris. “The strength of the partnerships and new business signings this quarter underpin our continued execution against our strategy to unlock financial technology to the world across the money lifecycle.”

Financial Reporting Considerations for Completed Worldpay Sale
On July 6, 2023, the Company announced an acceleration of its previously announced separation plan to create two highly focused global companies with greater strategic flexibility. FIS signed a definitive agreement to sell a 55% stake in its Worldpay Merchant Solutions business to private equity funds managed by GTCR (the "Worldpay Sale"). The Worldpay Sale was completed on January 31, 2024.

Unless otherwise noted, all results are presented on a continuing operations basis and exclude the results of the Worldpay Merchant Solutions business that was classified as discontinued operations as of the third quarter of 2023.

Following the close of the Worldpay Sale on January 31, 2024, FIS retains a non-controlling 45% ownership interest in a new standalone joint venture, Worldpay Holdco, LLC ("Worldpay"), and records its proportionate share of Worldpay's earnings (loss) in the "Equity method investment earnings (loss), net of tax" ("EMI") line of the income statement.

Capital Allocation Update
The Company remains committed to shareholder returns and is reiterating its goal to repurchase approximately $4.0 billion of shares in 2024. The Company repurchased $500 million of shares in the third quarter, and has repurchased $3.0 billion of shares year-to-date in 2024. Additionally, the Company continues to target a dividend payout ratio of 35% of adjusted net earnings, excluding EMI.

Third Quarter 2024 Financial Results
On a GAAP basis, revenue increased 3% as compared to the prior-year period to approximately $2.6 billion. GAAP net earnings attributable to common stockholders from continuing operations were $246 million or $0.45 per diluted share.

On an adjusted basis, revenue increased 4% as compared to the prior-year period primarily driven by 6% adjusted recurring revenue growth. Adjusted EBITDA was approximately $1.1 billion, and Adjusted EBITDA margin contracted by 140 basis points (bps) over the prior-year period to 41.3%, reflecting a negative impact from a difficult grow over in corporate expenses. Adjusted net earnings from continuing operations were $765 million, and adjusted EPS increased by 49% as compared to the prior-year period to $1.40 per diluted share.

($ millions, except per share data, unaudited)	Three Months Ended September 30,
			%	Adjusted
Continuing Operations	2024	2023[1]	Change	Growth
Banking Solutions Revenue	1,779	1,732	3%	3%
Capital Market Solutions Revenue	730	677	8%	7%
Operating Segment Total Revenue	$2,509	$2,409	4%	4%
Corporate and Other Revenue	61	83	(27)%	-
Consolidated FIS Revenue	$2,570	$2,492	3%	-
Adjusted EBITDA	$1,060	$1,065	—%
Adjusted EBITDA Margin	41.3%	42.7%	(140) bps
Net Earnings (Loss) (GAAP)	$246	$248	(1)%
Diluted Earnings (Loss) Per Common Share (GAAP)	$0.45	$0.42	7%
Adjusted Net Earnings	$765	$557	37%
Adjusted EPS	$1.40	$0.94	49%

1Reflects revised prior period financials. See "Exhibit J" below for additional information regarding the immaterial corrections to results of prior periods.

Segment Information
• Banking Solutions:
Third quarter revenue increased 3% on a GAAP basis and 3% on an adjusted basis as compared to the prior-year period to $1.8 billion, including adjusted recurring revenue growth of 6%. Adjusted EBITDA margin expanded by 10 basis points as compared to the prior-year period to 45.2%, primarily driven by the Company's cost savings initiatives and operating leverage.

•Capital Market Solutions:
Third quarter revenue increased by 8% on a GAAP basis and 7% on an adjusted basis as compared to the prior-year period to $730 million reflecting adjusted recurring revenue growth of 6%. Adjusted EBITDA margin expanded by 90 basis points over the prior-year period to 49.9%, primarily due to operating leverage and an increase in high-margin license revenue.

•Corporate and Other:
Third quarter revenue decreased by 27% as compared to the prior-year period to $61 million. Adjusted EBITDA loss was $108 million, including $119 million of corporate expenses.

Balance Sheet and Cash Flows
As of September 30, 2024, debt outstanding totaled $10.9 billion. Third quarter net cash provided by operating activities was $641 million, and adjusted free cash flow was $530 million. In the third quarter, the Company returned approximately $700 million of capital to shareholders through $500 million of share repurchases and $199 million of dividends paid.

Full-Year 2024 Outlook
For the full-year, the Company is raising the low-end of its outlook for both revenue and adjusted EBITDA and is raising its outlook for adjusted EPS by approximately 2% as compared to the prior outlook to $5.15 - $5.20. The adjusted EPS outlook reflects 11 months of EMI contribution for the full year.

($ millions, except share data)	FY 2024
Revenue	$10,140 - $10,170
Adjusted EBITDA (Non-GAAP)[1]	$4,125 - $4,140
Adjusted EPS (Non-GAAP)[1]	$5.15 - $5.20

1The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort.

Webcast
FIS will host a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EST) on Monday, November 4, 2024. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

About FIS
FIS is a financial technology company providing solutions to financial institutions, businesses and developers. We unlock financial technology to the world across the money lifecycle underpinning the world's financial system. Our people are dedicated to advancing the way the world pays, banks and invests, by helping our clients to confidently run, grow and protect their businesses. Our expertise comes from decades of experience helping financial institutions and businesses of all sizes adapt to meet the needs of their customers by harnessing where reliability meets innovation in financial technology. Headquartered in Jacksonville, Florida, FIS is a member of the Fortune 500® and the Standard & Poor’s 500® Index. To learn more, visit FISglobal.com. Follow FIS on LinkedIn, Facebook and X.

FIS Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.

These non-GAAP measures include constant currency revenue, adjusted revenue growth, adjusted EBITDA, adjusted EBITDA margin, adjusted net earnings, adjusted EPS, and adjusted free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.

We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’ operating performance. The constant currency revenue and adjusted revenue growth measures adjust for the effects of exchange rate fluctuations and exclude discontinued operations, while adjusted revenue growth also excludes revenue from Corporate and Other, giving investors further insight into our performance. Finally, adjusted free cash flow provides further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’ performance.

Constant currency revenue represents reported segment revenue excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Adjusted revenue growth reflects the percentage change in constant currency revenue for the current period as compared to the prior period. Constant currency revenue is calculated by applying prior-year period foreign currency exchange rates to current-period revenue. When referring to adjusted revenue growth, revenue from our Corporate and Other segment is excluded.

Adjusted EBITDA reflects net earnings (loss) before interest, other income (expense), taxes, equity method investment earnings (loss), and depreciation and amortization, and excludes certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA, as defined above, divided by revenue.

Adjusted net earnings excludes the effect of purchase price amortization, as well as certain costs that do not constitute normal, recurring, cash operating expenses necessary to operate our business. For purposes of calculating Adjusted net earnings, our equity method investment earnings (loss) ("EMI") from Worldpay is also adjusted to exclude certain costs and other transactions in a similar manner.

Adjusted EPS reflects adjusted net earnings, as defined above, divided by weighted average diluted shares outstanding.

Adjusted free cash flow reflects net cash provided by operating activities, adjusted for the net change in settlement assets and obligations and excluding certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows, less capital expenditures. Adjusted free cash flow does not represent our residual cash flow available for discretionary expenditures since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flow from discontinued operations, which our management cannot freely access following the Worldpay separation.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS website, www.fisglobal.com.

Forward-Looking Statements
This earnings release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, or other characterizations of future events or circumstances, are forward-looking statements. Forward-looking statements include statements about anticipated financial outcomes, including any earnings outlook or projections, projected revenue or expense synergies or dis-synergies, business and market conditions, outlook, foreign currency exchange rates, deleveraging plans, expected dividends and share repurchases of the Company, the Company’s sales pipeline and anticipated profitability and growth, plans, strategies and objectives for future operations, strategic value creation, risk profile and investment strategies, any statements regarding future economic conditions or performance and any statements with respect to the future impacts of the Worldpay Sale or any agreements or arrangements entered into in connection with such transaction, the expected financial and operational results of the Company, and expectations regarding the Company’s business or organization after the separation of the Worldpay Merchant Solutions business. These statements may be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “would,” “project,” “continue,” “likely,” and similar expressions, and include statements reflecting future results, statements of outlook and various accruals and estimates. These statements relate to future events and our future results and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management.

Actual results, performance or achievement could differ materially from these forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include the following, without limitation:

•changes in general economic, business and political conditions, including those resulting from COVID-19 or other pandemics, a recession, intensified or expanded international hostilities, acts of terrorism, increased rates of inflation or interest, changes in either or both the United States and international lending, capital and financial markets or currency fluctuations;
•the risk that acquired businesses will not be integrated successfully or that the integration will be more costly or more time-consuming and complex than anticipated;
•the risk that cost savings and synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected or that costs may be greater than anticipated;
•the risks of doing business internationally;
•the effect of legislative initiatives or proposals, statutory changes, governmental or applicable regulations and/or changes in industry requirements, including privacy and cybersecurity laws and regulations;
•the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;
•changes in the growth rates of the markets for our solutions;
•the amount, declaration and payment of future dividends is at the discretion of our Board of Directors and depends on, among other things, our investment opportunities, results of operations, financial condition, cash requirements, future prospects, and other factors that may be considered relevant by our Board of Directors, including legal and contractual restrictions;
•the amount and timing of any future share repurchases is subject to, among other things, our share price, our other investment opportunities and cash requirements, our results of operations and financial condition, our future prospects and other factors that may be considered relevant by our Board of Directors and management;
•failures to adapt our solutions to changes in technology or in the marketplace;
•internal or external security or privacy breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;
•the risk that implementation of software, including software updates, for customers or at customer locations or employee error in monitoring our software and platforms may result in the corruption or loss of data or customer information, interruption of business operations, outages, exposure to liability claims or loss of customers;
•the risk that partners and third parties may fail to satisfy their legal obligations to us;
•risks associated with managing pension cost, cybersecurity issues, IT outages and data privacy;
•the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;
•risks associated with the expected benefits and costs of the separation of the Worldpay Merchant Solutions business, including the risk that the expected benefits of the transaction or any contingent purchase price will not be realized within the expected timeframe, in full or at all, or that dis-synergies may be greater than anticipated;
•the risk that the costs of restructuring transactions and other costs incurred in connection with the separation of the Worldpay business will exceed our estimates or otherwise adversely affect our business or operations;
•the impact of the separation of Worldpay on our businesses, including the impact on relationships with customers, governmental authorities, suppliers, employees and other business counterparties;
•the risk that the earnings from our minority stake in the Worldpay business will be less than we anticipate;

•competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;
•the failure to innovate in order to keep up with new emerging technologies, which could impact our solutions and our ability to attract new, or retain existing, customers;
•an operational or natural disaster at one of our major operations centers;
•failure to comply with applicable requirements of payment networks or changes in those requirements;
•fraud by bad actors; and
•other risks detailed elsewhere in the “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in our other filings with the Securities and Exchange Commission.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information

Ellyn Raftery, 904.438.6083	George Mihalos, 904.438.6438
Chief Marketing & Communications Officer	Senior Vice President
FIS Global Marketing & Corporate Communications	FIS Investor Relations
Ellyn.Raftery@fisglobal.com	Georgios.Mihalos@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
November 4, 2024

Exhibit A    Condensed Consolidated Statements of Earnings (Loss) - Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit B    Condensed Consolidated Balance Sheets - Unaudited as of September 30, 2024, and December 31, 2023

Exhibit C    Condensed Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2024 and 2023

Exhibit D    Supplemental Non-GAAP Adjusted Revenue Growth - Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit E    Supplemental Disaggregation of Revenue - Recast and Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit F    Supplemental Non-GAAP Adjusted Free Cash Flow Measures - Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit G    Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit H    Supplemental Financial Information - Unaudited for the three and nine months ended September 30, 2024 and 2023

Exhibit I    Supplemental Financial Information of Worldpay Holdco, LLC - Unaudited for the three and eight months     ended September 30, 2024

Exhibit J    Revision of Previously Issued Consolidated Financial Statements and Supplemental Non-GAAP Financial Information - Unaudited

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)— UNAUDITED
(In millions, except per share amounts)
Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue	$2,570	$2,492	$7,528	$7,318
Cost of revenue	1,593	1,531	4,700	4,632
Gross profit	977	961	2,828	2,686
Selling, general, and administrative expenses	521	484	1,703	1,557
Asset impairments	2	7	20	8
Other operating (income) expense, net - related party	(36)	—	(110)	—
Operating income (loss)	490	470	1,215	1,121
Other income (expense):
Interest expense, net	(64)	(162)	(184)	(464)
Other income (expense), net	(38)	11	(222)	(74)
Total other income (expense), net	(102)	(151)	(406)	(538)
Earnings (loss) before income taxes and equity method investment earnings (loss)	388	319	809	583
Provision (benefit) for income taxes	108	70	215	140
Equity method investment earnings (loss), net of tax	(33)	—	(110)	—
Net earnings (loss) from continuing operations	247	249	484	443
Earnings (loss) from discontinued operations, net of tax	(22)	(708)	687	(7,342)
Net earnings (loss)	225	(459)	1,171	(6,899)
Net (earnings) loss attributable to noncontrolling interest from continuing operations	(1)	(1)	(2)	(2)
Net (earnings) loss attributable to noncontrolling interest from discontinued operations	—	(1)	—	(3)
Net earnings (loss) attributable to FIS common stockholders	$224	$(461)	$1,169	$(6,904)
Net earnings (loss) attributable to FIS:
Continuing operations	$246	$248	$482	$441
Discontinued operations	(22)	(709)	687	(7,345)
Total	$224	$(461)	$1,169	$(6,904)
Basic earnings (loss) per common share attributable to FIS:
Continuing operations	$0.45	$0.42	$0.86	$0.74
Discontinued operations	(0.04)	(1.20)	1.23	(12.41)
Total	$0.41	$(0.78)	$2.09	$(11.66)
Diluted earnings (loss) per common share attributable to FIS:
Continuing operations	$0.45	$0.42	$0.86	$0.74
Discontinued operations	(0.04)	(1.20)	1.22	(12.41)
Total	$0.41	$(0.78)	$2.08	$(11.66)

Weighted average common shares outstanding:
Basic	545	592	558	592
Diluted	548	592	561	592
Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share amounts)

		Exhibit B

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,323	$440
Settlement assets	736	617
Trade receivables, net	1,841	1,738
Other receivables	147	109
Receivable from related party	88	—
Prepaid expenses and other current assets	621	641
Current assets held for sale	1,314	10,111
Total current assets	6,070	13,656
Property and equipment, net	620	695
Goodwill	17,050	16,971
Intangible assets, net	1,400	1,823
Software, net	2,229	2,115
Equity method investment	4,133	—
Other noncurrent assets	1,644	1,528
Deferred contract costs, net	1,184	1,076
Noncurrent assets held for sale	17	17,109
Total assets	$34,347	$54,973

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$1,861	$1,773
Settlement payables	750	635
Deferred revenue	839	829
Short-term borrowings	112	4,760
Current portion of long-term debt	317	1,348
Current liabilities held for sale	1,263	8,884
Total current liabilities	5,142	18,229
Long-term debt, excluding current portion	10,491	12,970
Deferred income taxes	717	2,179
Other noncurrent liabilities	1,426	1,446
Noncurrent liabilities held for sale	—	1,093
Total liabilities	17,776	35,917

Equity:
FIS stockholders' equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	6	6
Additional paid in capital	47,080	46,934
(Accumulated deficit) retained earnings	(22,343)	(22,906)
Accumulated other comprehensive earnings (loss)	(387)	(260)
Treasury stock, at cost	(7,787)	(4,724)
Total FIS stockholders' equity	16,569	19,050
Noncontrolling interest	2	6
Total equity	16,571	19,056
Total liabilities and equity	$34,347	$54,973

Prior-year amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED (In millions)

		Exhibit C
	Nine months ended September 30,
	2024	2023
Cash flows from operating activities from continuing operations:
Net earnings (loss)	$1,171	$(6,899)
Less earnings (loss) from discontinued operations, net of tax	687	(7,342)
Net earnings (loss) from continuing operations	484	443
Adjustment to reconcile net earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation and amortization	1,291	1,323
Amortization of debt issuance costs	16	22
Asset impairments	20	7
Loss on extinguishment of debt	174	—
Loss (gain) on sale of businesses, investments and other	77	31
Stock-based compensation	142	90
Loss from equity method investment	110	—
Deferred income taxes	(200)	(343)
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade and other receivables	(23)	157
Receivable from related party	(88)	—
Settlement activity	(3)	5
Prepaid expenses and other assets	(129)	(87)
Deferred contract costs	(348)	(272)
Deferred revenue	(41)	(47)
Accounts payable, accrued liabilities and other liabilities	(89)	(28)
Net cash provided by operating activities from continuing operations	1,393	1,301
Cash flows from investing activities from continuing operations:
Additions to property and equipment	(79)	(88)
Additions to software	(550)	(496)
Settlement of net investment hedge cross-currency interest rate swaps	(8)	(20)
Net proceeds from sale of businesses and investments	12,801	45
Cash divested from sale of business	(3,137)	—
Acquisitions, net of cash acquired	(56)	—
Coupon payments on interest rate swaps	(98)	—
Other investing activities, net	(30)	(38)
Net cash provided by (used in) investing activities	8,843	(597)
Cash flows from financing activities from continuing operations:
Borrowings	15,776	64,437
Repayment of borrowings and other financing obligations	(24,183)	(65,822)
Debt issuance costs	(6)	(2)
Net proceeds from stock issued under stock-based compensation plans	2	41
Treasury stock activity	(3,032)	(16)
Dividends paid	(608)	(926)
Purchase of noncontrolling interest	—	(173)
Other financing activities, net	45	(8)
Net cash provided by (used in) financing activities from continuing operations	(12,006)	(2,469)
Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	(5)	1,510
Net cash provided by (used in) investing activities	(39)	(260)
Net cash provided by (used in) financing activities	(65)	(188)
Net cash provided by (used in) discontinued operations	(109)	1,062
Effect of foreign currency exchange rate changes on cash from continuing operations	20	(17)
Effect of foreign currency exchange rate changes on cash from discontinued operations	(30)	(12)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,889)	(732)
Cash, cash equivalents and restricted cash, beginning of period	4,414	4,813
Cash, cash equivalents and restricted cash, end of period	$2,525	$4,081

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED REVENUE GROWTH — UNAUDITED
(In millions)

					Exhibit D

	Three months ended September 30,
	2024			2023
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue	Growth (1)
Banking Solutions	$1,779	$1	$1,780	$1,732	3%
Capital Market Solutions	730	(4)	726	677	7%
Operating segment total	2,509	(4)	2,505	2,409	4%
Corporate and Other	61	2	62	83
Consolidated FIS	$2,570	$(2)	$2,567	$2,492

	Nine months ended September 30,
	2024			2023
			Constant
			Currency		Adjusted
	Revenue	FX	Revenue	Revenue	Growth (1)
Banking Solutions	$5,174	$1	$5,175	$5,049	2%
Capital Market Solutions	2,158	(8)	2,151	2,011	7%
Operating segment total	7,332	(7)	7,326	7,060	4%
Corporate and Other	196	1	197	258
Consolidated FIS	$7,528	$(6)	$7,523	$7,318

Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.

Amounts in table may not sum or calculate due to rounding.

(1)Adjusted growth excludes Corporate and Other. The Corporate and Other segment includes certain non-strategic businesses that we plan to wind down or sell.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL DISAGGREGATION OF REVENUE — RECAST AND UNAUDITED
(In millions)
Exhibit E

In the following tables, revenue is disaggregated by primary geographical market and type of revenue. The tables also include a reconciliation of the disaggregated revenue with the Company's reportable segments.

For the three months ended September 30, 2024 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,521	$452	$26	$1,999
All others	258	278	35	571
Total	$1,779	$730	$61	$2,570

Type of Revenue:
Recurring revenue:
Transaction processing and services	$1,325	$368	$40	$1,733
Software maintenance	88	145	1	234
Other recurring	66	23	10	99
Total recurring	1,479	536	51	2,066

Software license	54	92	1	147
Professional services	137	100	1	238
Other non-recurring	109	2	8	119
Total	$1,779	$730	$61	$2,570

For the three months ended September 30, 2023 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$1,501	$413	$45	$1,959
All others	231	264	38	533
Total	$1,732	$677	$83	$2,492

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$1,232	$349	$58	$1,639
Software maintenance	92	135	—	227
Other recurring	67	21	11	99
Total recurring	1,391	505	69	1,965

Software license	47	76	7	130
Professional services	126	96	2	224
Other non-recurring (1)	168	—	5	173
Total	$1,732	$677	$83	$2,492

(1)    December 31, 2023, was the final deadline for states to complete all benefit issuance under federally funded pandemic relief programs. Accordingly, revenue associated with services the Company provided related to these programs has been classified as Other non-recurring commencing in the fourth quarter of 2023, and related prior-period amounts have been reclassified from Transaction processing and services to Other non-recurring for comparability.

Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — RECAST AND UNAUDITED
(In millions)
Exhibit E (continued)

For the nine months ended September 30, 2024 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$4,424	$1,349	$90	$5,863
All others	750	809	106	1,665
Total	$5,174	$2,158	$196	$7,528

Type of Revenue:
Recurring revenue:
Transaction processing and services	$3,855	$1,104	$130	$5,089
Software maintenance	268	432	1	701
Other recurring	198	68	30	296
Total recurring	4,321	1,604	161	6,086

Software license	141	256	2	399
Professional services	405	295	3	703
Other non-recurring	307	3	30	340
Total	$5,174	$2,158	$196	$7,528

For the nine months ended September 30, 2023 (in millions):

	Banking Solutions	Capital Market Solutions	Corporate and Other	Total
Primary Geographical Markets:
North America	$4,364	$1,262	$140	$5,766
All others	685	749	118	1,552
Total	$5,049	$2,011	$258	$7,318

Type of Revenue:
Recurring revenue:
Transaction processing and services (1)	$3,693	$1,035	$189	$4,917
Software maintenance	272	394	1	667
Other recurring	183	60	31	274
Total recurring	4,148	1,489	221	5,858

Software license	78	228	8	314
Professional services	436	293	7	736
Other non-recurring (1)	387	1	22	410
Total	$5,049	$2,011	$258	$7,318

(1)    December 31, 2023, was the final deadline for states to complete all benefit issuance under federally funded pandemic relief programs. Accordingly, revenue associated with services the Company provided related to these programs has been classified as Other non-recurring commencing in the fourth quarter of 2023, and related prior-period amounts have been reclassified from Transaction processing and services to Other non-recurring for comparability.

Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ADJUSTED FREE CASH FLOW MEASURES — UNAUDITED
(In millions)

Exhibit F

	Three months ended	Nine months ended
	September 30, 2024	September 30, 2024
Net cash provided by operating activities	$641	$1,393
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	132	362
Settlement activity	—	3
Adjusted cash flows from operations	773	1,758
Capital expenditures	(243)	(629)
Adjusted free cash flow	$530	$1,129

	Three months ended	Nine months ended
	September 30, 2023	September 30, 2023
Net cash provided by operating activities	$534	$1,301
Non-GAAP adjustments:
Acquisition, integration and other payments (1)	75	208
Settlement activity	(4)	(5)
Adjusted cash flows from operations	605	1,504
Capital expenditures	(215)	(584)
Adjusted free cash flow	$390	$920

Adjusted free cash flow reflects adjusted cash flows from operations less capital expenditures (additions to property and equipment and additions to software). Adjusted free cash flow does not represent our residual cash flows available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure. Adjusted free cash flow as presented in this earnings release excludes cash flows from discontinued operations.

(1)Adjusted free cash flows from operations and free cash flow for the three and nine months ended September 30, 2024 and 2023, exclude cash payments for certain acquisition, integration and other costs (see Note 2 to Exhibit G), net of related tax impact. The related tax impact totaled $22 million and $10 million for the three months and $61 million and $32 million for the nine months ended September 30, 2024 and 2023, respectively.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net earnings (loss) attributable to FIS from continuing operations	$246	$248	$482	$441
Provision (benefit) for income taxes	108	70	215	140
Interest expense, net	64	162	184	464
Equity method investment (earnings) loss, net of tax	33	—	110	—
Other, net	39	(10)	224	76

Operating income (loss), as reported	490	470	1,215	1,121
Depreciation and amortization, excluding purchase accounting amortization	263	262	789	798
Non-GAAP adjustments:
Purchase accounting amortization (1)	168	173	502	524
Acquisition, integration and other costs (2)	137	113	481	326
Asset impairments (3)	2	7	20	8
Indirect Worldpay business support costs (5)	—	40	14	123
Adjusted EBITDA from continuing operations	$1,060	$1,065	$3,021	$2,900

Net earnings (loss) attributable to FIS from discontinued operations	$(22)	$(709)	$687	$(7,345)
Provision (benefit) for income taxes	(3)	(382)	(994)	(327)
Interest expense, net	(1)	(4)	(2)	(15)
Other, net	—	30	6	(17)

Operating income (loss)	(26)	(1,065)	(303)	(7,704)
Depreciation and amortization, excluding purchase accounting amortization	—	11	1	160
Non-GAAP adjustments:
Purchase accounting amortization (1)	—	17	—	762
Acquisition, integration and other costs (2)	—	86	13	140
Asset impairments (3)	—	4	—	6,843
Loss on assets held for sale (4)	—	1,549	—	1,549
Loss on sale of disposal group (11)	25	—	491	—
Indirect Worldpay business support costs (5)	—	(40)	(14)	(123)
Adjusted EBITDA from discontinued operations	$(1)	$562	$188	$1,627
Adjusted EBITDA	$1,059	$1,627	$3,209	$4,527

See Notes to Exhibit G.
Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Earnings (loss) attributable to FIS from continuing operations	$246	$248	$482	$441
Equity method investment (earnings) loss, net of tax	33	—	110	—
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	279	248	592	441
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	168	173	502	524
Acquisition, integration and other costs (2)	137	118	481	349
Asset impairments (3)	2	7	20	8
Indirect Worldpay business support costs (5)	—	40	14	123
Non-operating (income) expense (6)	38	(11)	222	74
Non-GAAP tax (provision) benefit (7)	2	(18)	(82)	(91)
Total non-GAAP adjustments from continuing operations	347	309	1,157	987
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	626	557	1,749	1,428
Equity method investment earnings (loss), net of tax (8)	(33)	—	(110)	—
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (8) (9)	172	—	504	—
Adjusted equity method investment earnings (loss) (8)	139	—	394	—
Adjusted net earnings attributable to FIS from continuing operations	$765	$557	$2,143	$1,428

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$(22)	$(709)	$687	$(7,345)
Non-GAAP adjustments from discontinued operations:
Purchase accounting amortization (1)	—	17	—	762
Acquisition, integration and other costs (2)	—	86	13	155
Asset impairments (3)	—	4	—	6,843
Indirect Worldpay business support costs (5)	—	(40)	(14)	(123)
Amortization on long-lived assets held for sale (10)	—	(63)	(30)	(63)
Non-operating (income) expense (6)	—	29	6	(21)
Loss on assets held for sale (4)	—	1,549	—	1,549
Loss on sale of disposal group (11)	25	—	491	—
Non-GAAP tax (provision) benefit (7)	(3)	(451)	(1,017)	(528)
Total non-GAAP adjustments from discontinued operations	22	1,131	(551)	8,574
Adjusted net earnings attributable to FIS from discontinued operations	$—	$422	$136	$1,229
Adjusted net earnings attributable to FIS common stockholders	$765	$979	$2,279	$2,657
See Notes to Exhibit G.
Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Earnings (loss) attributable to FIS from continuing operations	$0.45	$0.42	$0.86	$0.74
Equity method investment (earnings) loss, net of tax	0.06	—	0.20	—
Earnings (loss) attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	0.51	0.42	1.06	0.74
Non-GAAP adjustments from continuing operations:
Purchase accounting amortization (1)	0.31	0.29	0.89	0.88
Acquisition, integration and other costs (2)	0.25	0.20	0.86	0.59
Asset impairments (3)	—	0.01	0.04	0.01
Indirect Worldpay business support costs (5)	—	0.07	0.02	0.21
Non-operating (income) expense (6)	0.07	(0.02)	0.40	0.12
Non-GAAP tax (provision) benefit (7)	—	(0.03)	(0.15)	(0.15)
Total non-GAAP adjustments from continuing operations	0.63	0.52	2.06	1.66
Adjusted net earnings attributable to FIS from continuing operations, excluding equity method investment earnings (loss)	1.14	0.94	3.12	2.41
Equity method investment earnings (loss) (8)	(0.06)	—	(0.20)	—
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes (8) (9)	0.31	$—	0.90	—
Adjusted equity method investment earnings (loss) (8)	0.25	—	0.70	—
Adjusted net earnings attributable to FIS from continuing operations	$1.40	$0.94	$3.82	$2.41

Earnings (loss) attributable to FIS from discontinued operations, net of tax	$(0.04)	$(1.19)	$1.22	$(12.37)
Non-GAAP adjustments from discontinued operations:
Purchase accounting amortization (1)	—	0.03	—	1.28
Acquisition, integration and other costs (2)	—	0.14	0.02	0.26
Asset impairments (3)	—	0.01	—	11.52
Loss on assets held for sale (4)	—	2.61	—	2.61
Indirect Worldpay business support costs (5)	—	(0.07)	(0.02)	(0.21)
Amortization on long-lived assets held for sale (10)	—	(0.11)	(0.05)	(0.11)
Non-operating (income) expense (6)	—	0.05	0.01	(0.04)
Loss on sale of disposal group (11)	0.05	—	0.88	—
Non-GAAP tax (provision) benefit (7)	(0.01)	(0.76)	(1.81)	(0.89)
Total non-GAAP adjustments from discontinued operations	0.04	1.90	(0.98)	14.43
Adjusted net earnings attributable to FIS from discontinued operations	$—	$0.71	$0.24	$2.07
Adjusted net earnings attributable to FIS common stockholders	$1.40	$1.65	$4.06	$4.47
Weighted average shares outstanding-diluted (12)	548	594	$561	594
See Notes to Exhibit G.
Prior-year and year-to-date 2024 amounts have been revised to correct certain immaterial misstatements. See Exhibit J.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
Exhibit G (continued)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliations for the three and nine months ended September 30, 2024 and 2023.

(1)This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, technology assets, trademarks and trade names. The Company has excluded the impact of purchase price amortization expense as such amounts can be significantly impacted by the timing and/or size of acquisitions. Although the Company excludes these amounts from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of assets that relate to past acquisitions will recur in future periods until such assets have been fully amortized. Any future acquisitions may result in the amortization of future assets.

(2)This item represents costs comprised of the following:

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Continuing operations:
Acquisition and integration	$22	$12	$70	$21
Enterprise transformation, including Future Forward and platform modernization	76	79	205	223
Severance and other termination expenses	7	6	34	48
Separation of the Worldpay Merchant Solutions business	9	5	119	7
Incremental stock compensation directly attributable to specific programs	20	9	46	13
Other, including divestiture-related expenses and enterprise cost control and other initiatives	3	2	7	14
Subtotal	137	113	481	326
Accelerated amortization (a)	—	5	—	23
Total from continuing operations	$137	$118	$481	$349

Discontinued operations:
Acquisition and integration	$—	$4	$—	$11
Enterprise transformation, including Future Forward and platform modernization	—	7	1	16
Severance and other termination expenses	—	1	1	10
Separation of the Worldpay Merchant Solutions business	—	68	8	97
Incremental stock compensation directly attributable to specific programs	—	4	—	6
Other, including divestiture-related expenses and enterprise cost control and other initiatives	—	2	3	—
Subtotal	—	86	13	140
Accelerated amortization (a)	—	—	—	14
Total from discontinued operations	$—	$86	$13	$154
Total consolidated	$137	$204	$494	$503
Amounts in table may not sum due to rounding.

(a)For purposes of calculating Adjusted net earnings, this item includes incremental amortization expense associated with shortened estimated useful lives and accelerated amortization methods for certain software and deferred contract cost assets driven by the Company's platform modernization. The incremental

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)
amortization expenses are included in the Depreciation and amortization, excluding purchase accounting amortization line item within the Adjusted EBITDA reconciliation.

(3)For the three and nine months ended September 30, 2024 and 2023, this item includes impairments primarily related to the termination of certain internally developed software projects. For the nine months ended September 30, 2023, this item also includes a $6.8 billion impairment of goodwill related to the Merchant Solutions reporting unit in its earnings from discontinued operations.

(4)For the three and nine months ended September 30, 2023, this item includes a $1.5 billion reduction of the Worldpay Merchant Solutions disposal group's carrying value, recorded in discontinued operations, primarily as a result of the exclusion from the carrying value of the disposal group of certain deferred tax liabilities that will continue to be held by FIS after the disposal, which caused the carrying value to exceed the estimated fair value of the disposal group.

(5)This item represents costs that were incurred in support of the Worldpay Merchant Solutions business prior to the separation but are not directly attributable to it and thus were not recorded in discontinued operations. The Company expects that it will be reimbursed for these expenses as part of Transition Services Agreements with the purchaser or eliminate them post separation; therefore, the expenses have been adjusted out of continuing operations and added to discontinued operations.

(6)Non-operating (income) expense primarily consists of other income and expense items outside of the Company's operating activities, including fair value adjustments on certain non-operating assets and liabilities and foreign currency transaction remeasurement gains and losses. For the nine months ended September 30, 2024, earnings from continuing operations also includes loss on extinguishment of debt of approximately $174 million relating to tender discounts and fees; the write-off of unamortized bond discounts, debt issuance costs and fair value basis adjustments; and gains on related derivative instruments. For the nine months ended September 30, 2023, this item also includes $32 million of impairment on an equity security investment which the Company agreed to sell for less than its carrying value.

(7)This adjustment is based on an adjusted effective tax rate of 14.5% and 14.0% for the periods ended September 30, 2024 and 2023, respectively, which reflects adjustments to our GAAP effective tax rate to take into account primarily certain cash tax benefits from our equity method investment in Worldpay. For the nine months ended September 30, 2024, the Company recorded a tax benefit of $991 million in its earnings from discontinued operations primarily from the write-off of U.S. deferred tax liabilities that were not transferred in the Worldpay Sale, net of the estimated U.S. tax cost that the Company expects to incur as a result of the Worldpay Sale. This adjustment includes the removal of the impact of this tax benefit from our earnings from discontinued operations for this period.

(8)FIS completed the separation of Worldpay on January 31, 2024, retaining a non-controlling 45% ownership interest that is recorded under the equity method of accounting. FIS' share of Worldpay's results under the equity method of accounting reflects activity beginning on February 1, 2024.

(9)This item represents FIS' proportionate share of Worldpay's non-GAAP adjustments on its earnings (loss) consistent with FIS' non-GAAP measures and is comprised of the following:

	Three months ended September 30, 2024	Eight months ended September 30, 2024
FIS' share of Worldpay:
Purchase accounting amortization	$133	$442
Acquisition, integration and other costs (a)	28	139
Non-operating (income) expense	47	27
Non-GAAP tax (provision) benefit	(36)	(104)
Non-GAAP adjustments on equity method investment earnings (loss), net of related (provision) benefit for income taxes	$172	$504
Amounts in table may not sum due to rounding.

(a)    Worldpay acquisition, integration, and other costs for the three months and eight months ended September 30, 2024, consist primarily of transaction and transition costs related to the separation from FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATIONS — UNAUDITED
(In millions, except per share amounts)

(10)The Company stopped recording depreciation and amortization on the long-lived assets classified as held for sale beginning July 5, 2023. The amount of depreciation and amortization that would have been recorded in discontinued operations had these assets not been classified as held for sale has been deducted from adjusted net earnings for comparability purposes.

(11)An initial loss on sale of disposal group of $466 million was recorded upon closing of the Worldpay Sale to reflect the impact of the excess of the carrying value of the disposal group over the estimated fair value less cost to sell. During the three months ended September 30, 2024, an additional $25 million estimated loss on sale was recorded to reflect the impact of estimated post-closing adjustments, reflecting a cumulative estimated loss on sale of $491 million.

(12)For the three and nine months ended September 30, 2023, Adjusted net earnings is a gain, while the corresponding GAAP amount for this period is a loss. As a result, in calculating Adjusted net earnings per share-diluted for this period, the weighted average shares outstanding-diluted amount of approximately 594 million and 594 million used in the calculation includes approximately 2 million and 2 million shares for the three and nine months ended September 30, 2023, respectively, that in accordance with GAAP are excluded from the calculation of the GAAP Net loss per share-diluted for the periods, due to their anti-dilutive impact.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In millions)
Exhibit H

The Company completed the Worldpay Sale on January 31, 2024. The results of the Worldpay Merchant Solutions business prior to the completion of the Worldpay Sale have been presented as discontinued operations. The following table represents a reconciliation of the major components of Earnings (loss) from discontinued operations, net of tax, presented in the consolidated statements of earnings (loss), reflecting activity through January 31, 2024 (the date the Worldpay Sale closed) (in millions). The Company's presentation of earnings (loss) from discontinued operations excludes general corporate overhead costs that were historically allocated to the Worldpay Merchant Solutions business. Additionally, beginning on July 5, 2023, the Company ceased amortization of long-lived assets held for sale in accordance with ASC 360.

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Major components of earnings (loss) from discontinued operations before income taxes:
Revenue	$3	$1,201	$409	$3,636
Cost of revenue	(4)	(193)	(68)	(1,462)
Selling, general, and administrative expenses	—	(520)	(155)	(1,486)
Asset impairments	—	(4)	—	(6,843)
Interest income (expense), net	1	4	2	15
Other, net	—	(30)	(4)	17
Earnings (loss) from discontinued operations related to major components of pretax earnings (loss)	—	458	184	(6,123)
Loss on assets held for sale (1)	—	(1,549)	—	(1,549)
Loss on sale of disposal group (2)	(25)	—	(491)	—
Earnings (loss) from discontinued operations	(25)	(1,091)	(307)	(7,672)
Provision (benefit) for income taxes (2)	(3)	(382)	(994)	(327)
Earnings (loss) from discontinued operations, net of tax attributable to FIS	$(22)	$(709)	$687	$(7,345)

(1)Loss on assets held for sale includes a $1.5 billion reduction of the Worldpay Merchant Solutions disposal group's carrying value, recorded in discontinued operations, primarily as a result of the exclusion from the carrying value of the disposal group of certain deferred tax liabilities that will continue to be held by FIS after the disposal, which caused the carrying value to exceed the estimated fair value of the disposal group.

(2)An initial loss on sale of disposal group of $466 million was recorded upon closing of the Worldpay Sale to reflect the impact of the excess of the carrying value of the disposal group over the estimated fair value less cost to sell. During the three months ended September 30, 2024, an additional $25 million estimated loss on sale was recorded to reflect the impact of estimated post-closing adjustments, reflecting a cumulative estimated loss on sale of $491 million.Upon closing of the Worldpay Sale, the Company also recorded a tax benefit of $991 million primarily from the write-off of U.S. deferred tax liabilities that were not transferred in the Worldpay Sale, net of the estimated U.S. tax cost that the Company expects to incur as a result of the Worldpay Sale. The estimated U.S. tax cost remains unchanged based on available data and management determinations as of September 30, 2024. Post-closing selling price adjustments and completion of other purchase agreement provisions in connection with the Worldpay Sale could result in further adjustments to the loss on sale amount and the estimated U.S. tax cost.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL FINANCIAL INFORMATION OF WORLDPAY HOLDCO, LLC — UNAUDITED
(In millions)
Exhibit I

Summary Worldpay Holdco, LLC financial information is as follows:

	Three months ended September 30, 2024	Eight months ended September 30, 2024 (1)
Revenue	$1,248	$3,429
Gross profit	$718	$1,771
Earnings (loss) before income taxes	$(99)	$(326)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(160)	$(431)
FIS share of net earnings (loss) attributable to Worldpay Holdco, LLC, net of tax (2)	$(33)	$(110)

The following is a GAAP to Non-GAAP reconciliation of Adjusted EBITDA for Worldpay Holdco LLC.

	Three months ended September 30, 2024	Eight months ended September 30, 2024 (1)
Net earnings (loss) attributable to Worldpay Holdco, LLC	$(160)	$(431)
Provision (benefit) for income taxes	60	102
Interest expense, net	146	410
Other, net	106	65

Operating income (loss)	152	146
Depreciation and amortization, excluding purchase accounting amortization	23	52
Non-GAAP adjustments:
Purchase accounting amortization	295	982
Transition, acquisition, integration and other costs (3)	62	308
Adjusted EBITDA	$532	$1,488

(1)FIS completed the separation of Worldpay on January 31, 2024. Accordingly, Worldpay's results reflects activity beginning on February 1, 2024.

(2)Amount includes our share of the net income attributable to Worldpay and our investor-level tax benefit of $39 million and $84 million for the three and eight months ended September 30, 2024, respectively, and is reported as equity method investment earnings (loss), net of tax on our consolidated statement of earnings.

(3)This item represents primarily transaction and transition costs associated with the separation of Worldpay from FIS.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
Exhibit J
Revision of Previously Issued Consolidated Financial Statements

During the third quarter of 2024, we identified immaterial non-cash misstatements affecting the Company's previously issued consolidated financial statements as of and for the annual periods ended December 31, 2023 and 2022, and the quarterly periods ended March 31 and June 30, 2024. The misstatements related primarily to the timing of the recognition of expenses associated with inventory-related accruals, along with their related balance sheet impacts, and the presentation of certain value-added tax balances in the consolidated financial statements. We have revised our prior-period financial statements to correct these misstatements as well as other unrelated immaterial misstatements, including adjustments to Revenue and Other income (expense), net. The revisions ensure comparability across all periods reflected in the consolidated financial statements. The GAAP diluted EPS net impact of these prior-period revisions is a $0.04 decrease to the six months ended June 30, 2024, no change for fiscal year 2023 and a $0.05 decrease for fiscal year 2022. The non-GAAP diluted EPS net impact of these prior-period revisions is a $0.02 decrease for the six months ended June 30, 2024, a $0.03 decrease for fiscal year 2023 and a $0.06 decrease for fiscal year 2022. The revisions had no impact to adjusted free cash flow. A summary of the revisions to the previously reported results is provided below.

The following tables sets forth our revisions to the Consolidated Statement of Earnings/(Loss) for each of the periods indicated.

	Six months ended June 30, 2023			Six months ended June 30, 2024			For the year ended December 31, 2022			For the year ended December 31, 2023
	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$4,821	$6	$4,826	$4,957	$1	$4,958	$9,719	$1	$9,720	$9,821	$10	$9,831
Cost of revenue	3,086	16	3,102	3,091	15	3,106	6,216	43	6,259	6,145	30	6,175
Operating income	661	(10)	651	739	(14)	725	1,218	(42)	1,176	1,467	(20)	1,447
Other income (expense), net	(113)	28	(86)	(167)	(17)	(184)	4	(2)	2	(183)	18	(164)
Earnings (loss) before income taxes and equity method investment earnings (loss)	246	18	263	452	(31)	421	941	(44)	898	663	(2)	662
Provision (benefit) for income tax	65	5	69	116	(8)	107	325	(11)	314	157	(1)	157
Net earnings (loss) from continuing operations	181	13	194	260	(23)	237	616	(33)	584	506	(1)	505
Net earnings (loss) attributable to FIS	(6,456)	13	(6,443)	968	(23)	945	(16,720)	(33)	(16,752)	(6,654)	(1)	(6,655)
Net earnings (loss) attributable to FIS from continuing operations	180	13	193	259	(23)	236	608	(33)	576	503	(1)	502

Basic earnings (loss) per common share attributable to FIS from continuing operations	0.30	0.02	0.33	0.46	(0.04)	0.42	1.01	(0.05)	0.95	0.85	—	0.85
Basic earnings (loss) per common share attributable to FIS	(10.91)	0.02	(10.88)	1.71	(0.04)	1.67	(27.68)	(0.05)	(27.74)	(11.26)	—	(11.26)
Diluted earnings (loss) per common share attributable to FIS from continuing operations	0.30	0.02	0.33	0.46	(0.04)	0.42	1.01	(0.05)	0.95	0.85	—	0.85
Diluted earnings (loss) per common share attributable to FIS	(10.91)	0.02	(10.88)	1.71	(0.04)	1.67	(27.68)	(0.05)	(27.74)	(11.26)	—	(11.26)

Adjusted EBITDA from continuing operations	$1,844	$(10)	$1,835	$1,974	$(14)	$1,960	$3,961	$(42)	$3,917	$3,972	$(20)	$3,952
Adjusted EBITDA margin from continuing operations	38.2%	NM	38.0%	39.8%	NM	39.5%	40.8%	NM	40.3%	40.4%	NM	40.2%
Adjusted net earnings attributable to FIS from continuing operations (1)	$879	$(9)	$870	$1,390	$(12)	$1,378	$2,297	$(36)	$2,261	$1,999	$(17)	$1,982
Adjusted net earnings per diluted share attributable to FIS from continuing operations	$1.48	$(0.02)	$1.47	$2.45	$(0.02)	$2.43	$3.78	$(0.06)	$3.72	$3.37	$(0.03)	$3.34

Banking
Revenue	$3,312	$6	$3,317	$3,394	$1	$3,395	$6,624	$1	$6,625	$6,733	$10	$6,743
Adjusted EBITDA	$1,394	$(10)	$1,384	$1,511	$(14)	$1,497	$2,882	$(42)	$2,840	$2,928	$(20)	$2,908
Adjusted EBITDA %	42.1%	NM	41.7%	44.5%	NM	44.1%	43.5%	NM	42.9%	43.5%	NM	43.1%
(1)    The revisions to Net earnings (loss) attributable to FIS from continuing operations included adjustments to Other income (expense), net which are excluded from Adjusted net earnings attributable to FIS from continuing operations. Additionally, Adjusted net earnings from continuing operations applies a normalized tax rate ranging from 14.0% to 14.5%, depending on the period.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

Exhibit J (continued)

	Three months ended March 31, 2022			Three months ended June 30, 2022			Three months ended September 30, 2022			Three months ended December 31, 2022
	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$2,370	$—	$2,371	$2,408	$—	$2,408	$2,415	$—	$2,415	$2,526	$1	$2,526
Cost of revenue	1,571	10	1,581	1,541	10	1,551	1,534	11	1,545	1,570	12	1,582
Operating income	202	(10)	192	254	(10)	244	384	(11)	372	379	(11)	367
Other income (expense), net	29	—	29	6	4	10	18	(1)	18	(49)	(5)	(54)
Earnings (loss) before income taxes and equity method investment earnings (loss)	188	(10)	178	212	(6)	206	324	(12)	312	218	(16)	202
Provision (benefit) for income tax	67	(3)	64	51	(1)	49	102	(3)	99	107	(4)	103
Net earnings (loss) from continuing operations	121	(7)	115	161	(5)	156	222	(9)	213	111	(12)	99
Net earnings (loss) attributable to FIS	120	(7)	113	277	(5)	271	249	(9)	240	(17,365)	(12)	(17,377)
Net earnings (loss) attributable to FIS from continuing operations	121	(7)	115	159	(5)	155	218	(9)	210	109	(12)	97

Basic earnings (loss) per common share attributable to FIS from continuing operations	0.20	(0.01)	0.19	0.26	(0.01)	0.25	0.36	(0.01)	0.35	0.18	(0.02)	0.16
Basic earnings (loss) per common share attributable to FIS	0.20	(0.01)	0.19	0.46	(0.01)	0.45	0.41	(0.01)	0.40	(29.28)	(0.02)	(29.30)
Diluted earnings (loss) per common share attributable to FIS from continuing operations	0.20	(0.01)	0.19	0.26	(0.01)	0.25	0.36	(0.01)	0.35	0.18	(0.02)	0.16
Diluted earnings (loss) per common share attributable to FIS	0.20	(0.01)	0.18	0.45	(0.01)	0.44	0.41	(0.01)	0.40	(29.28)	(0.02)	(29.30)

Adjusted EBITDA from continuing operations	$909	$(10)	$899	$984	$(10)	$975	$1,022	$(11)	$1,010	$1,045	$(11)	$1,034
Adjusted EBITDA margin from continuing operations	38.4%	NM	37.9%	40.9%	NM	40.5%	42.3%	NM	41.8%	41.4%	NM	40.9%
Adjusted net earnings attributable to FIS from continuing operations (1)	$519	$(9)	$510	$577	$(9)	$568	$613	$(10)	$603	$585	$(9)	$576
Adjusted net earnings per diluted share attributable to FIS from continuing operations	$0.85	$(0.01)	$0.83	$0.94	$(0.01)	$0.93	$1.01	$(0.02)	$0.99	$0.98	$(0.02)	$0.97

Banking
Revenue	$1,625	$—	$1,625	$1,641	$—	$1,642	$1,664	$—	$1,665	$1,694	$1	$1,694
Adjusted EBITDA	$704	$(10)	$695	$743	$(10)	$733	$732	$(11)	$721	$703	$(11)	$691
Adjusted EBITDA %	43.3%	NM	42.8%	45.3%	NM	44.6%	44.0%	NM	43.3%	41.5%	—%	40.8%
(1)    The revisions to Net earnings (loss) attributable to FIS from continuing operations included adjustments to Other income (expense), net which are excluded from Adjusted net earnings attributable to FIS from continuing operations. Additionally, Adjusted net earnings from continuing operations applies a normalized tax rate ranging from 12.1% to 15.0%, depending on the quarter.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
Exhibit J (continued)

	Three months ended March 31, 2023			Three months ended June 30, 2023			Three months ended September 30, 2023			Three months ended December 31, 2023
	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$2,397	$3	$2,400	$2,424	$3	$2,427	$2,489	$2	$2,492	$2,510	$2	$2,512
Cost of revenue	1,569	8	1,577	1,519	8	1,527	1,523	7	1,531	1,535	7	1,542
Operating income	311	(5)	306	351	(5)	346	475	(5)	470	331	(5)	326
Other income (expense), net	(36)	20	(16)	(77)	8	(70)	22	(11)	11	(91)	1	(90)
Earnings (loss) before income taxes and equity method investment earnings (loss)	133	15	147	114	3	116	335	(16)	319	82	(4)	79
Provision (benefit) for income tax	37	4	40	29	1	30	74	(4)	70	17	(2)	15
Net earnings (loss) from continuing operations	96	11	108	85	2	87	261	(12)	249	65	(2)	62
Net earnings (loss) attributable to FIS	140	11	151	(6,596)	2	(6,594)	(449)	(12)	(461)	251	(2)	249
Net earnings (loss) attributable to FIS from continuing operations	96	11	107	84	2	86	260	(12)	248	64	(2)	61

Basic earnings (loss) per common share attributable to FIS from continuing operations	0.16	0.02	0.18	0.14	—	0.15	0.44	(0.02)	0.42	0.11	—	0.10
Basic earnings (loss) per common share attributable to FIS	0.24	0.02	0.26	(11.14)	—	(11.14)	(0.76)	(0.02)	(0.78)	0.43	—	0.42
Diluted earnings (loss) per common share attributable to FIS from continuing operations	0.16	0.02	0.18	0.14	—	0.15	0.44	(0.02)	0.42	0.11	—	0.10
Diluted earnings (loss) per common share attributable to FIS	0.24	0.02	0.25	(11.14)	—	(11.14)	(0.76)	(0.02)	(0.78)	0.42	—	0.42

Adjusted EBITDA from continuing operations	$900	$(5)	$895	$945	$(5)	$940	$1,070	$(5)	$1,065	$1,057	$(5)	$1,052
Adjusted EBITDA margin from continuing operations	37.5%	NM	37.3%	39.0%	NM	38.7%	43.0%	NM	42.7%	42.1%	NM	41.9%
Adjusted net earnings attributable to FIS from continuing operations (1)	$426	$(4)	$422	$454	$(4)	$450	$560	$(4)	$556	$558	$(4)	$554
Adjusted net earnings per diluted share attributable to FIS from continuing operations	$0.72	$(0.01)	$0.71	$0.76	$(0.01)	$0.76	$0.94	$(0.01)	$0.94	$0.94	$(0.01)	$0.94

Banking
Revenue	$1,646	$3	$1,649	$1,666	$3	$1,668	$1,730	$2	$1,732	$1,692	$2	$1,694
Adjusted EBITDA	$671	$(5)	$666	$723	$(5)	$718	$786	$(5)	$781	$747	$(5)	$742
Adjusted EBITDA %	40.8%	NM	40.4%	43.4%	NM	43.0%	45.4%	NM	45.1%	44.1%	NM	43.8%
(1)    The revisions to Net earnings (loss) attributable to FIS from continuing operations included adjustments to Other income (expense), net which are excluded from Adjusted net earnings attributable to FIS from continuing operations. Additionally, Adjusted net earnings from continuing operations applies a normalized tax rate of 14.0%.
Amounts in table may not sum or calculate due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
REVISION OF PREVIOUSLY ISSUED CONSOLIDATED FINANCIAL STATEMENTS AND SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
Exhibit J (continued)

	Three months ended March 31, 2024			Three months ended June 30, 2024
	As reported	Adjustment	As revised	As reported	Adjustment	As revised
Revenue	$2,467	$—	$2,468	$2,489	$1	$2,490
Cost of revenue	1,552	7	1,559	1,538	8	1,546
Operating income	361	(7)	354	378	(7)	371
Other income (expense), net	(154)	(17)	(172)	(13)	—	(12)
Earnings (loss) before income taxes and equity method investment earnings (loss)	130	(24)	106	322	(7)	315
Provision (benefit) for income tax	26	(6)	20	89	(2)	88
Net earnings (loss) from continuing operations	18	(18)	—	243	(5)	238
Net earnings (loss) attributable to FIS	724	(18)	706	243	(5)	238
Net earnings (loss) attributable to FIS from continuing operations	17	(18)	(1)	242	(5)	237

Basic earnings (loss) per common share attributable to FIS from continuing operations	0.03	(0.03)	—	0.44	(0.01)	0.43
Basic earnings (loss) per common share attributable to FIS	1.26	(0.03)	1.23	0.44	(0.01)	0.43
Diluted earnings (loss) per common share attributable to FIS from continuing operations	0.03	(0.03)	—	0.43	(0.01)	0.43
Diluted earnings (loss) per common share attributable to FIS	1.25	(0.03)	1.22	0.44	(0.01)	0.43

Adjusted EBITDA from continuing operations	$975	$(7)	$969	$998	$(7)	$992
Adjusted EBITDA margin from continuing operations	39.5%	NM	39.3%	40.1%	NM	39.8%
Adjusted net earnings attributable to FIS from continuing operations (1)	$635	$(6)	$629	$754	$(6)	$748
Adjusted net earnings per diluted share attributable to FIS from continuing operations	$1.10	$(0.01)	$1.09	$1.36	$(0.01)	$1.34

Banking
Revenue	$1,684	$—	$1,684	$1,710	$1	$1,711
Adjusted EBITDA	$745	$(7)	$739	$765	$(7)	$758
Adjusted EBITDA %	44.3%	NM	43.9%	44.8%	NM	44.3%
(1)    The revisions to Net earnings (loss) attributable to FIS from continuing operations included adjustments to Other income (expense), net which are excluded from Adjusted net earnings attributable to FIS from continuing operations. Additionally, Adjusted net earnings from continuing operations applies a normalized tax rate of 14.5%.
Amounts in table may not sum or calculate due to rounding.